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                                                                    Exhibit 10.5


                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of February 17, 1999 and effective as of the 30th day of December, 1998, between PRESTIGE BANCORP, INC. (the "Corporation"), a Pennsylvania corporation, PRESTIGE BANK, A FEDERAL SAVINGS BANK (the "Savings Bank"), a federally chartered capital stock savings bank and a wholly-owned subsidiary of the Corporation, both with an address of 710 Old Clairton Road, Pittsburgh, Pennsylvania 15236 and JOHN A. STIVER (the "Executive"), a resident of Allegheny County, Pennsylvania.

                                   WITNESSETH:

                  WHEREAS, the Executive is presently the Chairman of the Board of Directors of the Corporation and the Savings Bank; and

                  WHEREAS, the Corporation and the Savings Bank regard the services of the Executive as key to the success of the business of the Corporation and the Savings Bank and accordingly wish to employ the Executive as the chief executive officer of the Corporation and the Savings Bank in accordance with the terms and conditions hereinafter set forth; and

                  WHEREAS, the Executive is willing to be employed by the Corporation and the Savings Bank in accordance with the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and intending to be legally bound, the parties hereby agree as follows:

                  1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

                           (a) Cause. Termination of the Executive's employment
for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement which has not been cured by Executive within thirty (30) days of his receipt of written notice of such breach.

                           (b) Code. "Code" shall mean the Internal Revenue Code
of 1986, as amended.

                           (c) Date of Termination. "Date of Termination" shall
mean (i) if the Executive's employment is terminated pursuant to Sections 5(a)(i), (ii), (iv), (v) or (vi), or because of Retirement pursuant to Section 5(a)(iii), the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated because of death pursuant to Section 5(a)(iii), then the date of such death.

                           (d) Disability. "Disability" shall mean the
Executive's inability to perform his normal full-time duties for the Employers due to any physical or mental impairment


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which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by such Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

                           (e) Employer and Employers. "Employer" shall mean
each of the Corporation and the Savings Bank, individually, and "Employers" shall mean the Corporation and the Savings Bank, collectively.

                           (f) Good Reason. Termination by the Executive of the
Executive's employment for "Good Reason" shall mean termination by the Executive for any one or more of the following:

                                    (i) Without the Executive's express written
                  consent, the failure to elect or to re-elect or to appoint or to re-appoint the Executive to the office of Chief Executive Officer of the Corporation and/or Chief Executive Officer of the Savings Bank, or a material adverse change made by the Corporation and/or the Savings Bank in the Executive's functions, duties or responsibilities as Chief Executive Officer of the Corporation and/or Chief Executive Officer of the Savings Bank;

                                    (ii) Without the Executive's express written
                  consent, a reduction by the Employers in the Executive's Base Salary as the same may be increased from time to time or a reduction in the Executive's total compensation and benefits provided to him pursuant to Section 3 hereof;

                                    (iii) Without the Executive's express
                  written consent (A) the principal executive office of the Corporation or the Savings Bank is relocated outside of a twenty-five (25) mile radius of the City of Pittsburgh, Pennsylvania, or (B) an Employer requires the Executive to be based anywhere other than an area in which such Employer's principal executive office is located, except for required travel on business of such Employer;

                                    (iv) The failure by the Employers to obtain
                  the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 16 hereof;

                                    (v) Any change in control of either the
                  Corporation or the Savings Bank or both of them. For purposes of this Agreement, "Change in Control of the Corporation or Savings Bank", shall mean shall mean a change in control of a nature that would be required to be reported in response to
                  Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") or any successor thereto, whether or not the Corporation or Savings Bank, as the case may be, is registered under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation or Savings Bank, as the case may be, representing 25% or more of the combined voting power of the Corporation's or Savings Bank's then outstanding securities; or (ii) during any period of two consecutive years,



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                  individuals who at the beginning of such period constitute the
                  Board of Directors of the Corporation or Savings Bank, as the case may be, cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

                                    (vi) The filing, as to either Employer, or
                  both of them of a voluntary or involuntary petition for bankruptcy, reorganization, insolvency or an assignment for the benefit of creditors or any similar proceeding or petition during the term hereof; or

                                    (vii) Any breach of either Employer or both
                  of them of any material provision of this Agreement which has not been cured by either Employer, or both of them, as the case may be, within thirty (30) days of its or their receipt of written notice of such breach.

                           (g) IRS. "IRS" shall mean the Internal Revenue
Service.

                           (h) Notice of Termination. Any purported termination
of the Executive's employment by an Employer or by the Executive, other than termination due to the death of the Executive, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon; (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated; (iii) specifies a Date of Termination, which shall be not less than ninety (90) days after such Notice of Termination is given, except in the case of the Employer's termination of Executive's employment for Cause in which case the Date of Termination may be immediate or as otherwise determined by the Employer; or except in the case of the Executive's termination of his employment for Good Reason, in which case the Date of Termination may be immediate, but not more than one hundred eighty (180) days after such Notice of Termination is given; and (iv) is given in the manner specified herein.

                           (i) Regulatory Capital Compliance. "Regulatory
Capital Compliance" shall mean, at any time of determination and after taking into account any proposed payment or accrual of an expense, the compliance of the Savings Bank with each of the Tangible Capital Requirement, Core Capital Requirement and the Risk-Based Capital Requirement and other current or future capital requirements applicable to a savings association and/or its holding company under federal law, and in addition after payment of the proposed expense the Savings Bank shall continue to qualify as an Adequately Capitalized as defined for savings association under federal law.

                           (j) Retirement. "Retirement" shall mean voluntary
termination by the Employee in accordance with the Employer's retirement policies, including early retirement, generally applicable to their salaried employees.

                           (k) Special Assessments. "Special Assessments" shall
mean such assessments or surcharges established and imposed by the federal government on savings



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banks as a class which are payable from the revenues of the Savings Bank, which such assessments or surcharges are of a type not presently in existence.

                  2. Employment, Duties and Responsibilities.

                           (a) Term. The Corporation hereby employs the
Executive as the Chief Executive Officer of the Corporation and the Executive hereby accepts said employment and agrees to render such services to the Corporation on the terms and conditions set forth in this Agreement. The Savings Bank hereby employs the Executive as the Chief Executive Officer of the Savings Bank and the Executive hereby accepts said employment and agrees to render such services to the Savings Bank on the terms and conditions set forth in this Agreement. As mutually agreed upon between the Executive and the applicable subsidiary of the Corporation, the Executive will serve as the Chief Executive Officer of any subsidiary of the Corporation. The term of employment under this Agreement shall be for two (2) years, commencing on the effective date of this Agreement as set forth above and, subject to the requirements of the succeeding sentence, shall be deemed automatically, without further action, to extend for an additional year on each annual anniversary of the effective date of this Agreement, provided that a Notice of Termination has not been communicated to any party hereto, such that at any time the remaining term of this Agreement (the "Remaining Term") shall be from one to two years. Prior to the first annual anniversary of the effective date of this Agreement and each annual anniversary thereafter, the Boards of Directors of the Employers shall consider and review (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including the Executive's performance hereunder) the extension of the term under this Agreement, and the term shall continue to extend in the manner set forth above unless either the Board of Directors of an Employer does not approve such extension and provides written notice to the Executive of such event or the Executive gives written notice to the Employer of the Executive's election not to extend the term, in each case with such written notice to be given not less than thirty (30) days prior to any such anniversary date, or unless the Executive's employment with the Employer has previously terminated. References herein to the term of this Agreement and the Remaining Term shall refer both to the initial term and successive terms.

                           (b) Duties and Responsibilities. During the term of
this Agreement, the Executive shall perform such executive services for the Employers as set forth in the "Employment Description" attached hereto as Exhibit "A" and incorporated herein by reference and made a part hereof. Said Employment Description may be amended from time to time by the mutual agreement of the applicable Employer's Board of Directors and the Executive, provided, however, that any service described in such amendment is consistent with the Executive's titles. The Executive shall have full authority to act as chief executive officer of, and have direct oversight responsibility for, all subsidiary corporations of the Corporation, the Savings Bank and any subsidiaries or affiliates thereof. The Executive is hereby employed as a full-time employee and he shall be required to devote at least 1,768 hours per year to the business of the Employers during the term of this Agreement in accordance with the Personnel Policy of the Employers, as amended from time to time. The Executive shall not be restricted or prohibited from, directly or indirectly, engaging in, or rendering, any services of a business, commercial or professional nature to any other person or organization, or engaging in any self-employment, during the term of this Agreement, provided that such activities do not materially and adversely affect the performance of his duties and responsibilities under this Agreement.



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                           (c) Commercial Lending Authority. During the term of
this Agreement the Board of Directors of the Savings Bank shall, from time to time, determine, in its sole discretion, the dollar amount of outstanding Savings Bank commercial loans per borrower and/or guarantor which may be authorized solely by the Executive without approval of the Board of Directors of the Savings Bank (the "Commercial Lending Authority); provided, however, that such Commercial Lending Authority shall not be less than $150,000, or such lesser amount that may be required by applicable law.

                  3. Compensation and Benefits.

                           (a) Base Salary. The Employers, collectively, shall
pay Executive for Executive's services during the term of this Agreement a base salary of One Hundred Fifty Thousand ($150,000.00) Dollars per year, which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers ("Base Salary") which may not be decreased without the Executive's express written consent. Base Salary shall be payable semi-monthly or in accordance with the Savings Bank's current payroll policy. Base Salary shall be paid by and the expense allocated to the Savings Bank, unless the Boards of Directors of the Corporation and the Savings Bank shall determine otherwise, from time to time.

                           (b) Incentive Compensation. In addition to the
Executive's Base Salary, during the term of this Agreement the Corporation shall pay to the Executive incentive compensation (the "Incentive Compensation") as follows:

                                    (i) Subject to Section 3(b)(ii) below, no
                  later than forty-five (45) days following the last day of each calendar quarter during the term of this Agreement, commencing with the calendar quarter ending March 31, 1999, the Corporation shall calculate and pay to the Executive an amount equal to five (5%) percent of the Corporation's positive consolidated net income before taxes and Special Assessments for such calendar quarter ($0 if a net loss before taxes and Special Assessments), as reflected in the Corporation's published and reported earnings for such calendar quarter (the "Quarterly Incentive Compensation").

                                    (ii) Notwithstanding Section 3(b)(i) to the
                  contrary, if at the time that the Quarterly Incentive Compensation is to be expensed by the Corporation and/or the Savings Bank: (i) the Corporation and/or the Savings Bank fail to be in Regulatory Capital Compliance, or (ii) the amount of the Quarterly Incentive Compensation expense is sufficient to result in the Corporation and/or the Savings Bank failing to be in Regulatory Capital Compliance, then the amount of the Quarterly Incentive Compensation to be paid to the Executive shall be deferred and paid to the Executive in the largest installment(s) possible and at the earliest possible date when the expense associated therewith may be incurred with the Corporation and Savings Bank being and thereafter remaining in Regulatory Capital Compliance.

                                    (iii) In determining the amount of the
                  Quarterly Incentive Compensation, in the event that the Executive is employed under this Agreement for less than all of the applicable calendar quarter, whether due to the commencement of his employment on a date other than the first day of the



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                  applicable calendar quarter, the termination or expiration of his employment for any reason prior to the last day of the applicable calendar quarter or otherwise, the amount due the Executive under this Agreement shall be adjusted, on a pro-rata basis, based on the number of days employed pursuant to this Agreement during the applicable calendar quarter.

                  Executive acknowledges and agrees that any Incentive Compensation due the Executive under this Agreement shall be a joint obligation of the Corporation and the Savings Bank, except as otherwise required by applicable law or regulation.

                           (c) Discretionary Bonus. An Employer may pay to the
Executive such additional bonus payments as may be determined by the Board of Directors of the Employer, from time to time, in its sole discretion. Discretionary bonuses, if any, shall be paid by and allocated to the Savings Bank, unless the Boards of Directors of the Corporation and the Savings Bank shall determine otherwise, from time to time.

                           (d) Plans, Benefits and Privileges. During the term
of this Agreement, Executive shall be entitled to receive all of the same employee benefits as the other executive employees of the Employers receive, and the Executive shall participate in and receive the benefits of any group insurance, health and accident insurance (including, without limitation, medical, dental, vision and other health insurance), disability insurance, life insurance, pension or other retirement benefit plan, profit sharing plan, 401(k) plan, management recognition and retention plan, restricted stock plan, stock option plan, employee stock ownership plan, or other plans, benefits and privileges given to employees and executives of the Employers, to the extent commensurate with Executive's then duties and responsibilities of the Executive's office, as fixed by the Boards of Directors of the Employers. Each Employer shall not make any changes in such plans, benefits or privileges which would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Employer. The Executive shall also be entitled to such other perquisites and remuneration as may be provided by each Employer from time to time pursuant to its policies and procedures as applicable from time to time. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 3(a) hereof.

                           (e) Stock Options. The parties acknowledge, ratify
and confirm that at the Corporation's Board of Directors meeting held December 16, 1998 the Executive was awarded incentive stock options effective December 30, 1998 in the amount of 6,000 shares of the Corporation's common stock and non-incentive stock options in the amount of 6,000 shares of the Corporation's common stock, which said awards are subject to the terms and conditions of the Prestige Bancorp Inc. 1997 Stock Option Plan dated as of March 20, 1997, as amended by the First Amendment thereto dated November 19, 1997, and by the Second Amendment thereto dated December 16, 1998. Such stock option grants shall be evidenced by a separate stock option agreement between the Executive and the Corporation in the form attached hereto as Exhibit "B".

                           (f) Vacations and Holidays. During the term of this
Agreement, Executive shall be entitled to paid annual vacation and paid time off for holidays in accordance with the policies as established from time to time by the Boards of Directors of the Employers for executive employees with twenty or more years of service, which shall in no event be less than five (5) weeks of paid vacation time per annum and paid time off of ten (10) holidays per



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annum. Executive shall be entitled to receive additional compensation from the
Employers for unused vacation within the policies as established by the Boards of Directors of the Employers from time to time. Executive shall not be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Boards of Directors of the Employers.

                           (g) Supplemental Disability Benefits. In the event of
the Disability of the Executive during the term of this Agreement which qualifies the Executive for disability benefits under any long-term disability plan maintained by an Employer (the "Disability Plan"), beginning upon the date that Executive receives the first payment of disability benefits under the Disability Plan and ending upon the earlier of (i) the expiration of the Remaining Term of employment pursuant hereto prior to the Notice of Termination or (ii) the date upon which such disability benefits under the Disability Plan cease for any reason or (iii) the Date of Termination for other than Disability, the Employers shall supplement such Disability Plan benefits by paying to the Executive the difference between 100% of the Executive's base salary and the disability benefits paid under the Disability Plan, provided that such supplemental disability benefits shall not exceed 50% of the Executive's Base Salary. Notwithstanding the foregoing, the amount of any such supplemental disability payments paid to the Executive shall be offset against any payment due the Executive from the Employer under Section 5(b)(ii) hereof.

                           (h) Corporation Loan. The Corporation agrees to
extend to the Executive a term loan in the amount of $250,000 as evidenced by a Term Promissory Note in the form attached hereto as Exhibit "C". The provisions of the Term Promissory Note set forth as Exhibit "C" hereto shall not be altered or amended by virtue of the termination of this Agreement.

                           (i) Automobile. The Employers will provide the
Executive with an automobile registered and leased by the Corporation or the Savings Bank; provided, however, that the lease payments for the automobile shall be $500 per month over a lease period not to exceed twenty-four (24) months or such other lease payment or lease period as the parties may agree to in writing from time to time. The Executive will insure the automobile under terms and conditions reasonably acceptable to the Employers, at his cost and expense. The Employers will pay all reasonable maintenance and operating costs and expenses of the leased automobile.

                  4. Expenses. The Employers shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance of, or in connection with the business of the Employers, including, but not by way of limitation, automobile and traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Employers. If such expenses are paid in the first instance by Executive, the Employers shall reimburse the Executive therefor, subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Employers.

                  5. Termination.

                           (a) This Agreement shall be terminated only under the
following conditions:



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                                    (i) This Agreement may be terminated at any
                  time by the mutual agreement of the parties; or

                                    (ii) This Agreement may be unilaterally
                  terminated by an Employer for Cause; or

                                    (iii) This Agreement shall be automatically
                  terminated by the Retirement or death of the Executive; or

                                    (iv) This Agreement may be terminated by the
                  Employers after six (6) months of Disability in accordance with the provisions of Section 6; or

                                    (v) This Agreement may be terminated by the
                  Executive for Good Reason; or

                                    (vi) This Agreement may be terminated by the
                  Employer at any time, subject to Section 5(b)(ii) hereof.

                           (b) In the event this Agreement is terminated:

                                    (i) Pursuant to any of 5(a)(i) through
                  5(a)(iv), or by the Executive other than pursuant to 5(a)(v), the Executive shall be entitled to that compensation (including Incentive Compensation) and benefits pursuant to
                  Section 3(a) through 3(f) and, if applicable, Section 6, which have accrued through the Date of Termination; or

                                    (ii) By either or both Employers
                  unilaterally without Cause or other than pursuant to Sections 5(a)(i) through 5(a)(iv), or by the Executive pursuant to
                  Section 5(a)(v), the Executive shall be entitled to that compensation (including Incentive Compensation) and benefits pursuant to Section 3(a) through 3(f) and, if applicable,
                  Section 6, which have accrued through the Date of Termination, and in addition, the Employers shall pay the Executive the following amount in one lump sum no later than sixty (60) days following the Date of Termination:

                                            (A) Subject to Section 5(b)(ii)(B),
                           an amount equal to the annual Base Salary of the Executive as of the Date of Termination multiplied by the number of years, or portions thereof, remaining in the period (the "Period") commencing with the Date of Termination and ending one year after the last day of the Remaining Term (as defined in Section 2(a) hereof) of this Agreement, discounted to present value on the date of payment at a discount rate of 6% per annum and based on the assumption that such amount would otherwise be paid in equal installments on the 15th and last day of each month throughout such Period (the "Liquidated Damages");

                                             (B) Notwithstanding Section
                           5(b)(ii)(A) to the contrary, if at the time that the Liquidated Damages are to be expensed by the Corporation and/or the Savings Bank: (i) the Corporation and/or the Savings Bank fail to be in Regulatory Capital Compliance, or (ii) the



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

                           amount of the Liquidated Damages expense is sufficient to result in the Corporation and/or the Savings Bank failing to be in Regulatory Capital Compliance, then the amount of the Liquidated Damages to be paid to the Executive shall be deferred and paid to the Executive in the largest installment(s) possible and at the earliest possible date when the expense associated therewith may be incurred with the Corporation and Savings Bank being and thereafter remaining in Regulatory Capital Compliance; and

                                            (C) The amount set forth in Section
                           5(b)(i)(A) and (B) above shall serve as liquidated damages to compensate the Executive for such items as a loss in income, costs to seek other employment, relocation expenses, and legal costs associated with negotiation and preparation of any agreement with a future employer. The liquidated damages formula herein has been established in this paragraph because it would be difficult or impossible to determine the amount of likely damages.

                  6. Disability.

                           (a) For any period for which it is determined (as
hereinafter described in Section 7) that the Executive has a Disability, he shall be entitled to receive all of his compensation and benefits pursuant hereto for a period of six (6) months, after which time the Employers may terminate this Agreement.

                           (b) If the Executive, having once been disabled,
shall again be disabled for a succeeding period or periods, the succeeding period or periods of disability shall be considered as continuations of the first for purposes of computing the above compensation and benefits obligations of the Employers. The foregoing shall not apply, however, if the Executive returns to work, full-time, for three (3) consecutive months between two (2) consecutive periods of Disability.

                  7. Determination of Disability. The determination of whether the Executive is, or previously was, under a Disability during any period of his employment shall be made by an independent physician selected by the mutual agreement of the Employers and the Executive, whose services shall be paid for by the Employers. In the event the parties are unable to agree upon a physician within ten (10) days after the matter of the need for a physician to determine the Executive's Disability has been raised by any party hereto, the selection of a physician shall be submitted to arbitration as set forth in Section 15 hereof. The physician selected shall fix the commencement date of any period of Disability, whether currently or retroactively, and shall determine if and when such period of Disability terminates. The Executive agrees to submit to such examinations and testing as directed by said physician as are necessary to make the determination required herein.

                  8. Mitigation; Exclusivity of Benefits.

                           (a) The Executive shall not be required to mitigate
the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.



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                           (b) The specific arrangements referred to herein are
not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

                  9. Books, Records and Files. It is understood and agreed that any and all books, records, files and client lists maintained by the Executive in connection with his employment by the Employers is the property of the Employers and not the Executive and shall be made available to authorized officers of the Employers upon request from time to time and shall be returned to the Employers upon the termination of the Executive's employment with the Employers. The books, records and other material referred to in this paragraph shall include, but not be limited to, data maintained in any medium whatsoever, whether paper or electronic and shall include all digitally maintained files. In connection therewith, the Executive shall provide the Employers with all passwords, encryption codes, encryption software and so on, to permit the Employers to access the data maintained digitally on any electronic medium.

                  10. Confidentiality and Non-Disclosure. The Executive recognizes that any and all information acquired during the course of his employment by the Employers is confidential and proprietary and will not be disclosed to any third party whatsoever (whether during the period of this Agreement or thereafter) except in the ordinary course of the Executive's employment as required by his duties and responsibilities and in accordance with the understanding and directions of the Boards of Directors of the Employers. Such information shall include, but not be limited to, information acquired from, or about, third parties such as the Employers' customers, including, but not limited to, account, general banking and financial information relating thereto, trade secrets such as business plans, practices, marketing plans, compilations of information, customer lists and all other information, records, files and data bases owned by the Employers or to which the Executive has access. It is further recognized that banking and account information acquired by the Executive in the course of his employment with respect to customers of the Employers are confidential pursuant to the laws of the Commonwealth of Pennsylvania and the United States of America, and that the Executive will strictly conform to all such laws and administrative regulations and will take all action necessary or appropriate to cause all persons under the Executive's supervisory responsibility to conform to all such laws and regulations.

                  11. Removal of Bank Property or Data from Premises. All files, documents, electronic storage media or other material owned by, or in the possession of, the Employers to which the Executive has been provided access by virtue of his employment with the Employers shall be returned to the Employers upon the Executive ceasing to be employed by the Employers and the Executive shall in no event retain copies or duplicates (stored in any manner or medium whatsoever) of any such material.

                  12. Permitted Disclosure. The restrictions in Sections 9, 10 and 11 hereinabove do not apply to any information or data which at the time of the disclosure of said information or data: (i) is part of the public domain at the time this Agreement becomes effective; (ii) is or becomes available to the public through no violation of this Agreement by Executive; (iii) is lawfully obtained by Executive from third parties; or (iv) is independently developed by Executive on his own time without the use of Employer's resources.



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                  13. Legal Requirements. The Executive shall exercise his
duties of employment in a manner consistent with the requirements of all applicable statutes of the United States of America and the Commonwealth of Pennsylvania and of the administrative rules and regulations issued thereunder and of the procedures, rules and regulations of the applicable regulatory agencies of the United States of America and the Commonwealth of Pennsylvania.

                  14. Withholding. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonable determine should be withheld pursuant to any applicable law or regulation.

                  15. Arbitration. The parties to this Agreement agree to submit to arbitration any controversies arising from this contract. All arbitration proceedings shall be conducted pursuant to the Uniform Arbitration Act, as last adopted by the Commonwealth of Pennsylvania. The arbitration board shall consist of three (3) arbitrators, each party shall appoint one arbitrator of their choosing and both parties shall agree upon a third neutral arbitrator. If one party refuses to submit a controversy to arbitration, the other party may petition the Court of Common Pleas of Allegheny County, Pennsylvania, to compel arbitration. All arbitration proceedings shall be conducted in Pittsburgh, Pennsylvania. The decision of the arbitration board shall be final and binding upon all parties and judgment upon the award rendered in such arbitration may be entered in any court having jurisdiction. Except as hereinafter provided, the parties shall each bear their own attorney's fees and shall share equally in the cost of arbitration. However, if Executive prevails in all matters, Executive shall be reimbursed by the Employers for any reasonable costs or expenses incurred in such challenge, including reasonable attorney's fees and costs of arbitration.

                  16. Assignability. Any Employer may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employers may hereafter merge or consolidate or to which the Employers may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employer hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder. Notwithstanding any such assignment, the Employers shall remain fully liable to the Executive for the performance of all obligations of the Employers hereunder; provided, however, that the Employers shall not be so liable, and shall be released and discharged from all such liability, in the event that the Employers obtain the prior written consent of the Executive to the assignment, which consent shall not be unreasonably withheld.

                  17. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally, by telegraph, by facsimile transmission (with a confirming copy by mail on the day of transmission), by overnight courier or by certified or registered mail, postage prepaid, return receipt requested, addressed to the respective addresses set forth below:

         To the Employers:              Secretary
                                        Prestige Bancorp, Inc.
                                        Prestige Bank, A Federal Savings Bank
                                        710 Old Clairton Road
                                        Pleasant Hills, Pennsylvania  15236

         To the Executive:              John A. Stiver
                                        Chief Executive Officer
                                        Prestige Bancorp
                                        710 Old Clairton Road
                                        Pleasant Hills, Pennsylvania  15236

                  18. Integration, Amendment and Waiver. This Agreement is the entire understanding and contract between the parties hereto, and there are no other representations, understanding or contracts except as provided herein. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Employers to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  19. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the laws of the Commonwealth of Pennsylvania.

                  20. Nature of Obligations. Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

                  21. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  22. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                  23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  24. Regulatory Provisions.

                           (a) Notwithstanding any other provision of this
Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C.
Section 1828(k)) and any regulations promulgated thereunder;

                           (b) Notwithstanding any other provision of this
Agreement to the contrary, if the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Savings Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of FDIA (12 U.S.C. Sections 1818(e)(3) and (g)(1)) the Employers' obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employers may in their discretion
(i) pay the Executive all or part of the compensation withheld while the Employers' contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                           (c) Notwithstanding any other provision of this
Agreement to the contrary, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Savings Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of FDIA (12 U.S.C. Sections 1818(e)(4) and (g)(1)) all obligations of the Employers under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

                           (d) Notwithstanding any other provision of this
Agreement to the contrary, if the Savings Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default, but this Section 17(d) shall not affect any vested rights of the parties hereto.

                           (e) Notwithstanding any other provision of this
Agreement to the contrary, all obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary to the continued operation of the Savings Bank: (i) by the Director of the Office of Thrift Supervision or his or her designee (the "Director"), at the time the Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Savings Bank under the authority contained in Section 13(c) of FDIA; or,
(ii) by the Director, at the time the Director approves a supervisory merger to resolve problems related to operation of the Savings Bank or when the Savings Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                           EMPLOYERS:

ATTEST:                                    PRESTIGE BANCORP, INC.

                                           By:
------------------------------                -----------------------------


ATTEST:                                    PRESTIGE BANK, A FEDERAL SAVINGS BANK

                                           By:
------------------------------                -----------------------------


WITNESS:                                   EXECUTIVE:


------------------------------             --------------------------------
                                           John A. Stiver

                                   EXHIBIT "A"

                             EMPLOYMENT DESCRIPTION


         The Executive shall perform such executive services to the Employees as are consistent with and appropriate for his title. Without limiting the foregoing, the Executive shall:

         (a) oversee the implementation of policy established by the Boards of Directors of the Corporation and the Savings Bank;

         (b) oversee the overall administration of the Corporation and the Savings Bank;

         (c) oversee the implementation of the strategic plans of the Corporation and the Savings Bank;


         (d)      be the primary spokesman for the Corporation and Savings Bank;
                  and

         (e) develop a commercial lending program and initially be the primary commercial lending officer for the Savings Bank.

                                   EXHIBIT "B"

                             STOCK OPTION AGREEMENTS

                          PRESTIGE BANCORP, INC.
                          1997 STOCK OPTION PLAN

               EMPLOYEE NON-INCENTIVE STOCK OPTION AGREEMENT

This Agreement (the "Agreement") is entered into by and between Prestige Bancorp, Inc. (the "Corporation") and John A. Stiver (the "Optionee"). This Agreement is made pursuant to the Prestige Bancorp, Inc. 1997 Stock Option Plan dated as of March 20, 1997 and effective as of April 23, 1997 (the "Plan").

Capitalized terms not defined in this Agreement shall have the meanings specified in the Plan.

1.  GRANT OF OPTIONS.

The Corporation hereby grants to the Optionee the right to purchase from the Corporation a total of 6,000 shares of Common Stock (the "Optioned Stock") on the terms and conditions contained in the Plan and this Agreement (the "Options"). The Options shall be Non-Incentive Stock Options intended not to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.  EXERCISE PRICE.

The exercise price per share of the Optioned Stock is $12.75.

3.  TERM OF OPTIONS.

The term of the Options granted hereunder shall be ten (10) years beginning on the date of the grant of the Options on December 30, 1998 and expiring on December 30, 2008.

4.  VESTING OF OPTIONS.

The Options shall vest at the rate of twenty (20%) percent per year (1200 shares of Optioned Stock per year) beginning on December 30, 1999 and on each consecutive December 30 thereafter through and including December 30, 2003 at which time the Options shall be fully vested; provided, however, that no vesting of the Options shall occur on or after an Optionee's employment with the Corporation, the Savings Bank, the Parent and/or any Subsidiary is terminated for any reason other than death or Disability (as defined in the Plan). Notwithstanding the foregoing, the Options shall become vested and exercisable in full on the date the Optionee's employment with the Corporation, the Savings Bank, the Parent and/or any Subsidiary is terminated because of the Optionee's death or Disability. In determining the number of shares of Common Stock with respect to which the Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

5.  EXERCISE OF OPTIONS.

    (a) Subject to Section 5(b) hereof, the Options shall be exercisable at any time on or after they vest until the earlier of (i) the expiration of the term of the Options as set forth in Section 3 of this Agreement, or (ii) the third anniversary of the date on which the Optionee ceases to be employed by the Corporation, the Savings Bank, the Parent and/or any Subsidiary. The Options shall be considered vested and exercisable upon the death or Disability of the Optionee as set forth in Section 4(b) of the Plan.

    (b) Notwithstanding Section 5(a) hereof, in the event of the death of the Optionee while in the employ of the Corporation, the Savings Bank, the Parent and/or any Subsidiary, or within three (3) years following the termination of the Optionee's employment as a result of Disability, retirement or resignation, the person or persons to whom the Optionee's rights under the Options pass by will or by the laws of descent and distribution (including the Optionee's estate during the period of administration) shall have the right to exercise the Options at any time prior to the earlier of (i)) expiration of the term of the Options as set forth in Section 3 of this Agreement, or (ii) the date which is one (1) year after the date of death of the Optionee but only if, and to the extent that, the Options are vested and the Optionee was entitled to exercise the Options at the date of death. The Options shall be considered vested and exercisable upon the date of death of the Optionee as set forth in Section 4(b) of the Plan.

    (c) The shares of Common Stock covered by and vested and exercisable Option may be exercised at any time within the applicable period set forth in Section 5 of this Agreement. To the extent that any Option shall not have been exercised within the applicable period set forth in Section 5 of this Agreement, the Option, and all rights to purchase or receive shares of Common Stock pursuant thereto, shall terminate on the last day of the applicable period. No shares of Common Stock covered by an Option (whether or not vested Shares) may be exercised after the Option terminates.

6.  PAYMENT OF EXERCISE PRICE.

    (a) Full payment for each share of Common Stock purchased upon the exercise of any Option shall be made at the time of exercise of such Option and shall be paid in cash, or at the discretion of the Board, Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its Fair Market Value at the date of exercise. At the discretion of the Board, the Corporation shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No shares of Common Stock shall be issued until full payment therefor has been received by the Corporation. The Optionee shall not have any of the rights of a stockholder of the Corporation with respect to the Optioned Stock, including, without limitation, voting and dividend rights, until shares of Common Stock are issued to him and his name is recorded on the Corporation's stockholder ledger as the holder of record of such Shares.

    (b) Upon a valid exercise of any Option and payment of the total exercise price for the shares of the Common Stock to be purchased pursuant to the exercise of such Option, the Corporation shall issue certificate(s) in the Optionee's name for the number of shares of Common Stock purchased pursuant to the exercise of the Option, but subject to adjustment for any shares of Common Stock sold or withheld to satisfy the tax withholding requirements for the exercise of the Option. Said certificate(s) may be stamped with such legend or legends as the Board may deem advisable with respect to the requirements of the Securities and Exchange Commission, any stock exchange upon which shares of Common Stock are listed, and applicable Federal or state securities law.

7. TAX MATTERS.

The Corporation may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Corporation may require the Optionee to pay to the Corporation the amount required to be withheld as a condition to delivering the Shares acquired pursuant to the Options. The Board is authorized to adopt rules, regulations or procedures which provide for the satisfaction of the Optionee's tax withholding obligation by the retention of shares of Common Stock to which the Optionee would otherwise be entitled pursuant to the Options and/or by the Optionee's delivery of previously-owned shares of Common Stock or other property.

8.  REVOCATION FOR MISCONDUCT.

Notwithstanding anything in this Agreement or the Plan to the contrary, the Board may by resolution immediately revoke, rescind and terminate the Options, or any portion thereof, to the extent not yet vested, in the event that the Optionee is discharged from the employ of the Corporation, the Savings Bank, the Parent or any Subsidiary for cause, which, for purposes hereof, shall mean termination of employment for personal dishonesty, incompetence, gross negligence or willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, the conviction of a felony by a court of competent jurisdiction, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or final cease-and-desist order.

9.  TRANSFERABILITY.

The Options shall be exercised during the Optionee's lifetime only by the Optionee and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

10. CONDITIONS PRECEDENT.

    (a) As conditions precedent to the Corporation's obligation to issue certificate(s) for the shares of Common Stock purchased pursuant to the exercise of the Options:

    (1) Shares shall not be issued unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law and the requirements of any stock exchange upon which the Shares may then be listed; and

    (2) The Corporation may require the Optionee to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

    (b) The inability of the Corporation to obtain from any regulatory body or authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares.

11. PLAN PROVISIONS.

The Options shall be subject to all of the terms and provisions of the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between a term or provision of this Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and be controlling.

12. MODIFICATIONS OF THE OPTIONS.

    (a) Except as set forth in Section 12(b) of this Agreement, termination, revocation or amendment of this Agreement shall be made in writing executed by the Corporation and the Optionee.

    (b) At any time and from time to time, the Board may direct the execution of an instrument providing for the modification, extension or renewal of the Options, provided that (i) no such modification, extension or renewal shall confer on the Optionee any right or benefit which could not be conferred on him by the grant of a new Award at such time, or shall not materially decrease the Optionee's benefits under the Options without the consent of the Optionee, except as otherwise permitted under
         Section 5(d) or Section 19 of the Plan, and (ii) all such modifications, extensions and/or renewals of outstanding Awards shall be in compliance with all applicable Office of Thrift Supervision rules and regulations. Notwithstanding the foregoing, the Board shall not have the authority to cancel outstanding Awards and reissue new Awards at a lower exercise price, or to modify, extend or renew Awards at a lower exercise price.

13.  COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

14.  EMPLOYMENT RIGHTS.

Neither the Plan nor this Agreement, nor any action taken by the Board in connection with the Plan or this Agreement, shall create any right on the part of the Optionee to continue in the employ of the Corporation, the Savings Bank, the Parent or any Subsidiary.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on this 30th day of December, 1998.




                                             PRESTIGE BANCORP, INC.

                                             By:
                                                --------------------------------

                                             Title: President
                                                   -----------------------------

                                             Date: December 30, 1998
                                                  ------------------------------

The Optionee hereby acknowledges receipt and review of a copy of the Plan, which is attached hereto, and hereby accepts the Options in accordance with and subject to all of the terms and provisions of the Plan and this Agreement.



                                             OPTIONEE


                                             -----------------------------------

                                             Name: John A. Silver
                                                  -----------------------------

                                             Date: December 30, 1998
                                                  ------------------------------

                                   EXHIBIT "C"

                              TERM PROMISSORY NOTE

                              TERM PROMISSORY NOTE

$250,000.00                                                 PLEASANT HILLS, PA
                                                            ____________, 19__

The undersigned, John A. Stiver, (hereinafter called "Maker") promises to pay to the order of Prestige Bancorp, Inc. (hereinafter called "Corporation") at the Corporation's office located at 710 Old Clairton Road, Pittsburgh, Pennsylvania 15236, the sum of Two-Hundred Fifty-Thousand Dollars ($250,000.00) (the
"Loan"). Accrued and unpaid interest shall be paid on each February 15, May 15, August 15 and November 15 during the term hereof, commencing May 15, 1999. Principal shall be paid in ten equal annual installments due each February 15 during the term hereof commencing February 15, 2000. This Loan shall mature on February 15, 2009, at which time all outstanding and unpaid principal, interest and other charges related to this Loan shall be due and payable. Nothing contained herein shall preclude Maker from making periodic payments of principal or prepaying this Loan in whole or in part.

VARIABLE INTEREST RATE. The Loan shall bear interest at a per annum floating rate equal to the per annum floating margin interest rate of Merrill Lynch on accounts with balances in excess of $100,000 (the "Loan Rate"), whether or not judgment has been entered on this note. Any change in the Loan Rate shall be effective at the beginning of the business day on the first of each month. The Loan Rate shall never exceed the maximum rate allowed from time to time by law.

LATE CHARGE. If any payment of principal and/or interest that is due hereunder is not received in full by the Corporation within 15 days after the due date, the Corporation will charge and the Maker agrees to pay a late charge equal to $15.00 or 4% of the amount past due. Late charges assessed by the Corporation are immediately due and payable and shall bear interest at the interest rate described above until paid. Payments are deemed made the banking day they are received by the Corporation.

ACCELERATION UPON DEFAULT. In the event any installment of principal or interest or any part thereof is not paid when it becomes due or in the event of any default of any obligation of the Maker to the Corporation, hereunder, the principal sum remaining unpaid hereunder, together with all accrued interest thereon, shall immediately and without notice become due and payable at the election of the holder at any time thereafter.

EVENTS OF DEFAULT AND ACCELERATION OF MATURITY.

     (a) This and all other obligations of the Maker to the holder hereof shall be and become automatically and immediately due and payable without any demand or notice whatsoever, upon the occurrence of any of the following described events, each of which will constitute an "EVENT OF DEFAULT":

          (i) Any assignment for the benefit of the creditors of the Maker, or the commencement of any bankruptcy, receivership, insolvency, reorganization or liquidation proceeding by the Maker; or

          (ii) Further, at the option of the Corporation, any failure of the Maker to make any payment when due of the principal or interest of this obligation of the Maker to the Corporation may be treated as an Event of Default, thereby causing this obligation to become automatically and immediately due and payable without any demand or notice whatsoever:

     (b) No delay or omission on the part of the Corporation in exercising any right hereunder or otherwise available to the Corporation pursuant to applicable law, shall act as a waiver of such right or of any other right under this note or pursuant to applicable law. Presentment, demand, protest, notice of dishonor, and extension of time without notice are hereby waived by the Maker. Any notice to the Maker shall be sufficiently served for all purposes if placed in the mail, postage prepaid, addressed to or left upon the premises at, the address shown below or any other address shown on the Corporation's records.

GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, EXCEPTING APPLICABLE FEDERAL LAW AND EXCEPT ONLY TO THE EXTENT PRECLUDED BY THE MANDATORY APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

FORUM. THE MAKER AND THE CORPORATION AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE MAY BE COMMENCED IN THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND THE MAKER AND THE CORPORATION AGREE THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN EITHER OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL TO THE PARTIES AT THEIR ADDRESSES SET FORTH IN THIS NOTE, OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. FURTHER, THE MAKER HEREBY SPECIFICALLY CONSENTS TO THE PERSONAL JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA AND THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND WAIVES AND HEREBY ACKNOWLEDGES THAT IT IS ESTOPPED FROM RAISING ANY OBJECTION BASED ON FORUM NON CONVENIENS. ANY CLAIM THAT EITHER SUCH COURT LACKS PROPER VENUE OR ANY CLAIM THAT EITHER SUCH COURT LACKS PERSONAL JURISDICTION OVER THE MAKER SO AS TO PROHIBIT EITHER SUCH COURT FROM ADJUDICATING ANY ISSUES RAISED IN A COMPLAINT FILED WITH EITHER SUCH COURT AGAINST THE MAKER BY THE CORPORATION CONCERNING THIS NOTE OR
PAYMENT TO THE CORPORATION. THE MAKER HEREBY ACKNOWLEDGES AND AGREES THAT THE CHOICE OF FORUM CONTAINED HEREIN SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS NOTE TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

POWER TO CONFESS JUDGMENT. THE MAKER HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY OR ANY ATTORNEY OR ANY COURT OR RECORD WITHIN THE UNITED STATES OR ELSEWHERE TO APPEAR FOR THE MAKER AND, WITH OR WITHOUT COMPLAINT FILED, CONFESS JUDGMENT AGAINST THE MAKER IN FAVOR OF THE CORPORATION FOR THE AMOUNTS OWNED HEREUNDER IF NOT PAID WHEN DUE, WHETHER BY ACCELERATION OR OTHERWISE, TOGETHER WITH COSTS OF SUIT AND THE ATTORNEY'S FEE FOR COLLECTION HEREINAFTER PROVIDED FOR, WITH RELEASE OF ERRORS AND WITHOUT ANY STAY OF EXECUTION OR RIGHT OF APPEAL. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE VALID, VOIDABLE OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED, AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE HOLDER SHALL ELECT, UNTIL SUCH TIME AS THE CORPORATION SHALL HAVE RECEIVED PAYMENT IN FULL OF THE AMOUNTS OWNED HEREUNDER, INCLUDING INTEREST AND COSTS.

ATTORNEY'S FEE FOR COLLECTION. If this note is not paid when due and is placed with an attorney for collection, and whether or not suit is entered hereon against the Maker, the Maker further agrees to pay the Corporation, in addition to the principal and interest then due, the costs of suit or collection and an attorney's fee of 10% of such principal and interest or $300.00, whichever is greater, provided that the attorney's fee shall not exceed the amount permitted by law.

WITNESS the due execution and sealing hereof with the intent to be legally bound.

WITNESS / ATTEST:                                JOHN A. STIVER


_________________________________         By:___________________________(SEAL)